UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2026

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On April 27, 2026, Velo3D, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as underwriter (the “Underwriter”), relating to the offer and sale in a firm commitment underwritten registered direct offering (the “Offering”) of 3,571,428 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share. The Shares will be sold at a public offering price per share of $14.00. The gross proceeds from the Offering are expected to be approximately $50 million, before deducting underwriting discounts and commissions and other offering expenses. The Offering is expected to close on or about April 28, 2026, subject to the satisfaction of customary closing conditions.

The Shares in the Offering are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-294876), which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026, and declared effective on April 8, 2026 (the “Registration Statement”), the base prospectus contained in the Registration Statement, as supplemented by a final prospectus supplement (the “Prospectus Supplement”) filed with the SEC on April 27, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Company, the Company’s directors and executive officers, and certain stockholders also agreed not to sell or transfer any common stock without first obtaining the written consent of the Underwriter, subject to certain exceptions as described in the Prospectus Supplement, for 60 days after the date of the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriter will receive underwriting discounts and commissions of 6.0% of the gross proceeds received from the sale of the Shares in the Offering.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Troutman Pepper Locke LLP relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 7.01 Regulation FD Disclosure.

On April 27, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
1.1	Underwriting Agreement, dated as of April 27, 2026, by and between Velo3D, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Troutman Pepper Locke LLP
23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
99.1	Press Release dated April 27, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: April 27, 2026	By:	/s/ James Suva
James Suva
Chief Financial Officer